UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2005

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 South Figueroa Street, Suite 3400, Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

(213) 613-3226

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.01.  Entry into a Material Definitive Agreement

Effective January 23, 2005, the Company, through its wholly owned subsidiary CB Richard Ellis Limited, entered into an agreement (the “Agreement”) with Alan C. Froggatt, which amends Mr. Froggatt’s Amended and Restated Executive Service Agreement with Insignia Richard Ellis Limited, a wholly owned subsidiary of the Company (“Insignia Richard Ellis”), pursuant to which Mr. Froggatt served as chief executive officer of Insignia Richard Ellis and president of the Europe, Middle East and Africa (EMEA) Region for the Company.  Under the Agreement, Mr. Froggatt will cease to serve as chief executive officer of Insignia Richard Ellis and president of EMEA of the Company and will become a non-executive director (i.e., a consultant) of CB Richard Ellis Limited on June 30, 2005.  Mr. Froggatt will cease to be a non-executive director on September 30, 2006.

Between June 30 and September 30, 2005, Mr. Froggatt will provide services part-time at the request of  the Company and will be paid £20,833 per month.  From October 1, 2005 until September 30, 2006,  Mr. Froggatt will be available as mutually agreed between the Company and Mr. Froggatt.  In addition, Mr. Froggatt will be provided medical and life insurance (or reimbursements for the cost of such insurance) until September 30, 2006.  Mr. Froggatt will continue to participate in the Executive Bonus Plan for the Company through September 30, 2005, or be similarly compensated in the event that appointment as a non-executive director would render him ineligible to participate in the Executive Bonus Plan.

If the Company terminates Mr. Froggatt’s employment for cause, Mr. Froggatt will receive payments in lieu of salary, bonus and contractual benefits equal to the amount he would have received had he remained employed with the Company until September 30, 2005.  If the Company terminates Mr. Froggatt’s employment other than for cause, Mr. Froggatt will receive payments in lieu of salary, bonus and contractual benefits equal to the amount he would have received had he remained an employee through June 30, 2005 and a non-executive director through September 30, 2006.  Upon a termination, Mr. Froggatt’s unvested stock options will be cancelled, except that, in the case of a termination other than for cause, the vesting of Mr. Froggatt’s stock options will be accelerated such that any stock options that would have vested through September 30, 2006 shall immediately vest and be exercisable.

Mr. Froggatt has agreed that for a period of one year after termination of his appointment as a non-executive director, in the United Kingdom, he will not compete with the business of the Company, solicit or interfere with clients of the Company, or offer to employ, engage or solicit any senior executive or consultant of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2005		CB RICHARD ELLIS GROUP, INC.

	By:	/s/ KENNETH J. KAY
Kenneth J. Kay
Chief Financial Officer